Morgan Stanley Institutional Fund Trust High Yield
Portfolio

77I- Terms of New or Amended Securities



Effective June 30, 2017, Morgan Stanley Institutional
Fund Trust High Yield Portfolio made changes to their share Class offerings as described in the supplement to their Prospectuses filed via EDGAR with the Securities and Exchange Commission on June 15, 2017 (accession number 0001104659-17-039545) and incorporated by reference herein.

Morgan Stanley Institutional Fund Trust High Yield
Portfolio made changes to their share Class offerings as described in the supplement to their Statement of Additional Information filed via EDGAR with the Securities and Exchange Commission on September 29,
2017 (accession number 0001104659-17-059828) and
incorporated by reference herein.